6


Exhibit 4.19



           OCTOBER, 2000 AMENDMENT TO CREDIT AGREEMENT


          THIS OCTOBER, 2000 AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made and entered into as of October 10, 2000, by and among (i) NS Group, Inc., a Kentucky corporation (the "Company"), (ii) the several financial institutions from time to time party to the Credit Agreement (as defined below) (collectively, the "Banks"), and (iii) Bank of America, N.A., f/k/a Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Newport Steel Corporation, a Kentucky corporation ("Newport"), Koppel Steel Corporation, a Pennsylvania corporation ("Koppel"), and Erlanger Tubular Corporation, an Oklahoma corporation ("Erlanger") (Newport, Koppel and Erlanger are collectively referred to herein as the "Guarantor") join in this Amendment for purposes of Section 11 herein. Imperial Adhesives, Inc., an Ohio corporation ("Imperial"), joins in this Amendment for purposes of Section 10 herein.


                            RECITALS

          A. The Company, the Banks and the Agent entered into that certain Credit Agreement dated as of July 31, 1998, as amended pursuant to that certain March, 1999 Amendment to Credit Agreement dated as of March 25, 1999 (collectively, the "Credit Agreement"), pursuant to which, among other things, the Banks agreed to make available to the Company loans not to exceed in the aggregate Fifty Million Dollars ($50,000,000).

          B. The Company has entered into an agreement to sell one hundred percent (100%) of the capital stock of Imperial, which is contemplated by Section 7.02(e) of the Credit Agreement.

          C.   Pursuant to Section 2.22(b) of the Credit
Agreement, upon the disposition of one hundred percent (100%) of the capital stock of Imperial, in the absence of a Default or an Event of Default, the Agent shall release Imperial from its obligations under the Guaranty.

          D. In connection with the foregoing, the Company and Imperial have now requested, and the Banks and the Agent have agreed, to certain amendments to the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Amendment and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Definitions. Each capitalized term used herein, unless otherwise expressly defined herein, shall have the meaning ascribed thereto in the Credit Agreement.


          2.   Amendments to Credit Agreement.

               (a)  The definition of "Guarantor" contained in
Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "`Guarantor' means Newport Steel
               Corporation, a Kentucky corporation, Koppel
               Steel Corporation, a Pennsylvania
               corporation, or Erlanger Tubular Corporation, an Oklahoma corporation (collectively, the
               `Guarantors')."

               (b)  The definition of "Guaranty" contained in
Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "`Guaranty' means an amended and
               restated guaranty, dated as of October 10, 2000, executed by the Guarantors for the benefit of the Agent, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time."

          3. Conditions Precedent. The Banks' obligations under this Amendment shall be subject to the satisfaction of the following conditions precedent:

               (a) The Company and the Guarantor shall have duly executed and delivered to the Bank this Amendment and such other certificates, authorizations, consents, documents, instruments and/or agreements as the Banks and the Agent, in their sole discretion, may require.

               (b) The Banks shall have received, with respect to the Company, the Guarantors and Imperial, in form and substance satisfactory to the Banks, evidence that the transactions contemplated hereby have been duly authorized by all necessary corporate action.

               (c) The Agent and the Banks shall have received opinions of counsel to the Company, the Guarantors and Imperial, in form and substance satisfactory to the Agent and the Banks.

               (d) The Banks shall have received satisfactory evidence of the consummation of the sale of one hundred percent
(100%) of the capital stock of Imperial.

               (e) All proceedings taken in connection with the transactions contemplated by this Amendment shall be satisfactory to the Banks, the Agent and their counsel.

          4.   Representations and Warranties.  To induce the
Banks and the Agent to enter into this Amendment, the Company represents, warrants and acknowledges the following:

               (a) Each of the representations and warranties given by the Company in the Credit Agreement and the Loan
Documents are true and correct in all material respects on the date hereof, with the same force and effect as though made on and as of the date hereof.

               (b) No material adverse change has occurred in the condition of the Company or the Guarantor, financial or otherwise, or their respective earnings, affairs or business prospects, since the date of the most recent financial statements delivered to the Banks.

               (c) No Default or Event of Default exists under the Credit Agreement or any of the Loan Documents, and no such Default or Event of Default shall exist after giving effect to the transactions contemplated by this Amendment.

               (d) The Company has the power to enter into and perform this Amendment. The making and performance of this Amendment by the Company has been duly authorized by all necessary corporate action and will not violate any provision of law or the Company's articles of incorporation or bylaws, or result in the breach of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or result in the creation of any lien, charge or encumbrance, approval, authorization, declaration, exemption or other action by, or require notice to any Governmental Authority or any other person or entity in connection with the execution, delivery, performance, validity or enforcement of this Amendment or any other agreement, instrument or document to be executed and delivered pursuant hereto.

          5. Costs and Expenses. The Company shall pay on demand all of the out-of-pocket costs and expenses of the Banks and the Agent in connection with the preparation, execution, delivery, administration, enforcement or protection of the rights of the Banks and the Agent under this Amendment and the other Loan Documents.

          6. No Change Not Explicitly Made. Except as expressly amended by this Amendment, the Credit Agreement is and shall be unchanged, and all of the terms, provisions, covenants, agreements, conditions, schedules and exhibits thereof or thereto shall remain and continue in full force and effect and are hereby incorporated by reference, and hereby ratified, reaffirmed and confirmed by the Company, the Banks and the Agent in all respects on and as of the date of this Amendment. The Company acknowledges and agrees that the Loan Documents and all liens, security interests and pledges granted to the Banks and the Agent prior to the date hereof, including without limitation, all liens, security interests and pledges granted to the Agent pursuant to the Security Agreement, shall remain in full force and effect, are first priority liens, security interests and pledges, shall not be diminished, impaired or released as a result hereof, and shall secure all obligations arising under the Credit Agreement, this Amendment and the other Loan Documents and all instruments and agreements executed in connection herewith.

          7. Binding Effect. This Amendment shall be binding on the successors and assigns of the respective parties.

          8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9. Governing Law. This Amendment shall be governed by the laws of the State of Illinois.

          10. Consent and Release of Imperial. Effective upon the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, (i) Imperial consents to this Amendment and acknowledges that it is no longer a party to the Guaranty, and
(ii) the Agent hereby releases Imperial from all liability under the Guaranty.

          11.  Consent and Reaffirmation of Guarantor.

               (a) The Guarantor hereby acknowledges that it has reviewed and understands the terms and provisions of this Amendment, consents to this Amendment and ratifies, reaffirms, confirms and restates its obligations under the Guaranty, as amended and restated in connection with this Amendment.

               (b) To induce the Banks and the Agent to enter into this Amendment, the Guarantor represents and warrants that
(i) it has the power to enter into and perform this Amendment;
(ii) the making and performance of this Amendment by the Guarantor has been duly authorized by all necessary corporate action and will not violate any provision of law or the Guarantor's articles or certificate of incorporation or bylaws, or result in the breach of, or constitute a default under, any agreement or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected, or result in the creation of any lien, charge or encumbrance, approval, authorization, declaration, exemption or other action by, or require notice to any Governmental Authority or any other person or entity in connection with the execution, delivery, performance, validity or enforcement of this Amendment or any other agreement, instrument or document to be executed and delivered pursuant hereto.



                      [THE  REMAINDER OF THIS PAGE
                                   IS
                       INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                              NS GROUP, INC.



By:/s/Thomas J. Depenbrock
Title: Vice President and Treasurer


                              BANK OF AMERICA, N.A., f/k/a Bank
                              of America National Trust and
                              Savings
                              Association, as Agent



By:/s/David A. Johanson

Title:  Vice President


                              BANK OF AMERICA, N.A., f/k/a Bank
                              of America National Trust and Savings
                              Association, as a Bank



By:/s/Andrew P. Bucolo

Title: Vice President


                              NEWPORT STEEL CORPORATION



By:/s/Thomas J. Depenbrock

Title: Secretary and Treasurer

                              KOPPEL STEEL CORPORATION



By:/s/Thomas J. Depenbrock

Title: Secretary and Treasurer



                              ERLANGER TUBULAR CORPORATION



By:/s/Thomas J. Depenbrock


Title: Secretary and Treasurer


                              IMPERIAL ADHESIVES, INC.



By:/s/Thomas J. Depenbrock


Title: Secretary and Treasurer